UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2019

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Equity Awards. Named executive officers of Philip Morris International Inc. (the "Company") receive 40% of their targeted equity award in the form of restricted stock units, or RSUs, and 60% in the form of performance share units, or PSUs. Accordingly, on February 7, 2019, the Compensation and Leadership Development Committee of the Board of Directors of the Company (the “Committee”) approved the grants of RSUs and PSUs under the Philip Morris International Inc. 2017 Performance Incentive Plan to the Company's named executive officers in the amounts indicated below:

Name	RSUs	PSUs

André Calantzopoulos	49,310	73,960
Marc Firestone	15,240	22,850
Martin G. King	6,890	10,330
Jacek Olczak	15,960	23,940
Miroslaw Zielinski	11,430	17,140

The foregoing awards of RSUs are due to vest on February 16, 2022. The form of the RSU agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing awards of PSUs are due to vest on February 16, 2022 at the end of a three-year (2019-2021) performance cycle only to the extent performance goals pre-established and pre-weighted by the Committee are achieved. The form of the PSU agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Annual Incentive Compensation Awards. On February 7, 2019, the Committee approved annual incentive compensation awards for 2018, payable in cash, to the Company's named executive officers, in the amounts indicated below:

Name	Annual Incentive Award
	CHF	US$	(a)
André Calantzopoulos	2,299,850	2,295,549.28
Marc Firestone	1,071,010	1,069,007.21
Martin G. King	574,600	573,525.50
Jacek Olczak	1,020,010	1,018,102.58
Miroslaw Zielinski	803,260	801,757.90

(a)	Annual incentive compensation awards are converted to U.S. dollars using the average conversion rate on February 7, 2019 of CHF1.00 = $0.99813.

The annual incentive compensation awards were set based on a pre-established matrix formula employing six performance measures.

Base Salaries. The Committee made no changes to the base salaries of the named executive officers from the previously disclosed levels, except that Mr Olczak's base salary was increased from CHF 1,020,006 (approximately $1,018,098.59) to CHF 1,200,000 (approximately $1,197,756) effective April 1, 2019.1

The Company will provide additional information regarding the compensation of its named executive officers in the Company’s proxy statement for the Company’s Annual Meeting of Shareholders, which will be issued in March 2019.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement
10.2	Form of Performance Stock Unit Agreement

1 Using the average conversion rate on February 7, 2019 of CHF1.00 = $0.99813.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: February 12, 2019